UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	June 29, 2012
ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)
Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
216 Airport Drive, Rochester, NH		03867
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (518) 445-2200
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

TABLE OF CONTENTS

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 2, 2012, Albany International Corp. (the “Company”) filed a current report on Form 8-K disclosing under Item 1.01 that it had entered into an Asset Purchase Agreement (the “Agreement”) with PrimaLoft Holding Company, LLC, and PrimaLoft, Inc. for the sale of the Company’s global Primaloft® Products business (the “Transaction”), and describing the material terms of the Agreement. A copy of the Agreement was also filed.

The Transaction was completed on June 29, 2012. Total consideration is $37.95 million, which is subject to certain post-closing adjustments for working capital and related items, and paid in the manner set forth in the Agreement. As described in the Agreement, the Company has agreed to provide certain post-closing information systems and other services for a limited time.

The Company will shortly file an amendment to this current report with any pro forma financial information required under Item 9.01(b).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By: /s/ John B. Cozzolino__________________

Name: John B. Cozzolino
Title: Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date: July 3, 2012